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                       [MICHAEL COGLIANESE LETTERHEAD]



                                                                Exhibit 24(b)







                    Consent of Independent Public Accountant



     I hereby consent to the reference to me under the caption "Experts" and to the use of my report dated March 21, 1997 with respect to the statements of financial condition of Maximus Fund I, L.L.C. and Maximus Capital Management, Inc. in the Form SB-2 Registration Statement and related Prospectus for the registration of $25,000,000 of its Membership Interests. I also consent to the reference to me under the heading "Experts" in such Prospectus.




 /s/ Micheal Collianese
-----------------------
Michael Coglianese, CPA

Bloomingdale, IL
March 21, 1997